Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

MASSEY FERGUSON ACQUISITION CORP.

1.            The name of the corporation is MASSEY FERGUSON ACQUISITION CORP. (the “Corporation”).

2.            The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

3.            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.            The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Thousand (100,000) shares of common stock, and the par value of each such share is One Cent ($0.01). The shares of such common stock shall have unlimited voting rights and shall be entitled to receive all of the net assets of the Corporation upon liquidation or dissolution.

5.            The name and mailing address of the incorporator of the Corporation are Robert W. Grout, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216.

6.            The names and mailing addresses of the initial board of directors of the Corporation, who shall serve as directors until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified, are as follows:

NAME	MAILING ADDRESS

Robert J. Ratliff	4830 River Green Parkway Duluth, Georgia 30136

Allen W. Ritchie	4830 River Green Parkway Duluth, Georgia 30136

Michael F. Swick	4830 River Green Parkway Duluth, Georgia 30136

7.            Elections of directors of the Corporation need not be by written ballot unless the bylaws of the corporation shall so provide.

8.            The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of Delaware, as the same may be amended or supplemented.

9.            In accordance with Section 109(a) of the General Corporation Law of Delaware, the board of directors of the Corporation is expressly authorized to adopt, amend, or repeal the bylaws of the Corporation.

10.           Meetings of stockholders of the Corporation may be held within or without the State of Delaware as the bylaws may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the bylaws of the Corporation.

11.           The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred herein upon stockholders of the Corporation are granted subject to this reservation.

/s/ Robert W. Grout
Robert W. Grout, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MASSEY FERGUSON ACQUISITION CORP.

MASSEY FERGUSON ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) hereby certifies:

First: That the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the heading and Article 1. of the Certificate of Incorporation of the Corporation:

RESOLVED, That the name of the Corporation be changed from MASSEY FERGUSON ACQUISITION CORP. to MASSEY FERGUSON CORP., and, to effect such change, the heading and Article I of the Articles of Incorporation of the Corporation be amended, insofar as they refer to the name of the Corporation, to read MASSEY FERGUSON CORP. in lieu of MASSEY FERGUSON ACQUISITION CORP.

Second: That the sole shareholder of the Corporation has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officers to execute this Certificate as of this 29th day of June, 1994.

MASSEY FERGUSON ACQUISITION CORP.

By:	/s/ Michael F. Swick
Its: VP – General Counsel

Attest:	/s/ Lynnette D. Schoenfeld
Its: Assistant Secretary

CERTIFICATE OF
CHANGE OF LOCATION
OR REGISTERED OFFICE
AND/OR REGISTERED AGENT
MASSEY FERGUSON CORP.

The Board of Directors of Massey Ferguson Corp., a Corporation of Delaware, as of this 15th day of March, 1995 A.D., do hereby resolve and order that the location of the Registered Office of this Corporation within this state be, and the same hereby is 900 Market Street, Suite 200, in the City of Wilmington, County of New Castle, 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Delaware Trust Capital Management, Inc.

Massey Ferguson Corp., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Chairman and Chief Executive Officer and Attested by its Secretary, the 15th day of March, 1995 A.D.

BY:	/s/ Robert J. Ratliff
President

ATTEST:	/s/ Michael F. Swick
Secretary

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of         Massey Ferguson Corp.                                         , a Delaware Corporation, on this                         31st                        day of          October            , A.D.  2006     , do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is         62 Rockford Road, Suite 2A                                                                                 Street, in the City of           Wilmington                 , County of         New Castle                                     Zip Code        19806               .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is                                                     Cover & Rossiter, PA                                                                                      .

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 12th day of November, A.D., 2006.

By:	/s/ Loretta Manning
Authorized Officer

Name:	Loretta Manning
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Title:	Vice President and Assistant Treasurer

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.         The name of the corporation is              Massey Ferguson Corp.

.

2.            The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center

1209 Orange                               (street), in the City of Wilmington                              , County of       New Castle                  Zip Code 19801                        . The name of the Registered Agent at such address upon whom process against this Corporation may be served is       THE CORPORATION TRUST COMPANY        .

3.            The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Lynette D. Schoenfeld
Authorized Officer

Name:	Lynnette D. Schoenfeld, Assistant Secretary
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STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.            The name of the corporation is                                                                                   MASSEY FERGUSON CORP.                                                                             .

2.            The Registered Office of the corporation in the State of Delaware is changed to 251 Little Falls Drive                                                                 (street), in the City of Wilmington, DE                            , County of              New Castle                         Zip Code 19808                           . The name of the Registered Agent at such address upon whom process against this Corporation may be served is              Corporation Service Company                                                                                           .

3.            The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Jill Cilmi
Authorized Officer

Name:	Jill Cilmi
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